January 12, 1996



Seligman Tax-Exempt Series Trust
100 Park Avenue
New York, New York  10017

Ladies and Gentlemen:

         With respect to Post-Effective Amendment No. 23 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, of Seligman Tax-Exempt Series Trust, of which Seligman North Carolina Tax-Exempt Series is a series, we have reviewed the material relative to North Carolina Taxes in the Registration Statement. Subject to such review, we have delivered to you our updated opinion.

         We consent to the filing of this consent as an exhibit to the Registration Statement and to the reference to us under the heading "North Carolina Taxes." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                          Very  truly  yours,

                                          Horack, Talley, Pharr & Lowndes

                                          /s/ Stephen L. Smith

                                          Stephen L. Smith

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                                January 25, 1996




J. W. Seligman & Company, Inc.
1 Bankers Trust Plaza
New York, New York  10006

         Re:      Seligman North Carolina Tax-Exempt Series

Gentlemen:

         You have requested our assistance in preparing certain disclosure relating to the North Carolina income tax law treatment of shareholders investing in shares of the Seligman North Carolina Tax-Exempt Series (the "Series") of the Seligman Tax-Exempt Series Trust (the "Trust") to be included in the Prospectus of the Trust filed with the Securities and Exchange Commission as part of Post-Effective Amendment Number 23 to the Registration Statement of the Trust. You also have asked for our opinion regarding the accuracy of such discussion.

         We have prepared the discussion of the North Carolina income tax treatment of the shareholders of the Series in the form attached as Exhibit A hereto. We are of the opinion that this discussion is accurate under existing law as more particularly discussed in Exhibit A and as set forth below.

         Our  opinion  as set  forth  below is based  solely on  existing  North
Carolina  law  on  the  date  hereof.   It  also  is  based  on  the   following
representations by you concerning the Trust:

         1. The Trust is a non-diversified open-end management investment company as defined in the Investment Company Act of 1940 organized as an unincorporated business trust under the laws of the State of Massachusetts, commonly referred to as a "Massachusetts business trust". The Trust consists of a number of series of shares, each with a different investment objective, one of which series is the Series.

         2. Each of such series intends to qualify and to elect to be treated as a separate regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code").

         3. At the close of each quarter of its taxable year, at least 50% of the value of the total assets of the Series will be invested in obligations exempt from federal income tax as described in Section 103(a) of the Code such that the Series will be eligible to pay exempt-interest dividends as defined in Section 852(b)(5) of the Code that are excludable by the shareholders of the Series from gross income for federal income tax purposes.

         4. The Series will mail a supporting statement to its shareholders within sixty (60) days after the close of each taxable year of the Series designating the amount of the dividends of the Series which are attributable to interest received by the Series on obligations of the State of North Carolina and its political subdivisions and direct obligations of the United States government and agencies and possessions of the United States as more particularly described below.

         Under North Carolina General Statutes ("N.C.G.S.") Section 105-134.5(a), a North Carolina resident's taxable income for North Carolina income tax purposes is defined as such taxpayer's taxable income as calculated under the Internal Revenue Code as enacted as of January 1, 1995 [including any provisions enacted as of that date which become effective either before or after that date], subject to certain adjustments provided for in N.C.G.S. Sections 105-134.6 and 105-134.7. Under N.C.G.S. Section 105-134.5(b), a non-resident's taxable income for North Carolina income tax purposes is computed on the same basis but then is multiplied by a fraction, the denominator of which is the non-resident's gross income as calculated under the Internal Revenue Code as enacted as of January 1, 1995, as adjusted under N.C.G.S. Sections 105-134.6 and 105-134.7, and the numerator of which is the amount of such gross income, as so adjusted, that is derived from North Carolina sources and is attributable to the ownership of any interest in real or tangible personal property in North Carolina or is derived from a business, trade, profession or occupation carried on in North Carolina.

         Dividends of a regulated investment company attributable to interest on obligations of the State of North Carolina and its political subdivisions should qualify as exempt-interest dividends of the regulated investment company for purposes of the Code so long as the dividends of such regulated investment company qualify as exempt-interest dividends generally, and therefore these dividends attributable to interest on obligations of the State of North Carolina and its political subdivisions will not be included in the shareholder's federal taxable income from which his North Carolina taxable income is calculated. However, the North Carolina Department of Revenue takes the position in a memorandum dated October 4, 1989 that a taxpayer may exclude from his North Carolina taxable income the amount of any exempt-interest dividends attributable to interest on obligations of the State of North Carolina and its political subdivisions only if the regulated investment company paying such exempt-interest dividends furnishes a supporting statement to the taxpayer designating the portion of the distributions of the regulated investment company attributable to interest on obligations of the State of North Carolina and its political subdivisions. In the absence of such a statement, the total amount of the exempt-interest dividends must be added back to taxable income for federal income tax purposes in computing the taxpayer's taxable income for North Carolina income tax purposes. The North Carolina Department of Revenue also takes the position in a memorandum dated October 4, 1990 that any dividends of a regulated investment company attributable to interest on obligations of the State of North Carolina and its political subdivisions which are included in federal taxable income may be deducted from federal taxable income in computing North Carolina taxable income so long as the regulated investment company provides a similar supporting statement designating the portion of the distributions of the regulated investment company attributable to interest on obligations of the State of North Carolina and its political subdivisions.

         Although under N.C.G.S. Section 105-134.6(b)(1), there is deducted in calculating the North Carolina taxable income of an individual taxpayer, to the extent included in federal gross income, interest received directly from certain sources, including interest upon obligations of the United States and its possessions, the North Carolina Department of Revenue previously had taken the position that this adjustment was not to be made for the portion of the dividends of a regulated investment company attributable to interest on obligations of the United States and its possessions. However, in a revised statement of position set forth in the memorandum dated October 4, 1990, the North Carolina Department of Revenue indicated that the portion of the dividends of a regulated investment company which represent interest on direct obligations of the United States government may be deducted by the shareholders of such regulated investment company from federal taxable income in calculating North Carolina taxable income so long as the regulated investment company furnishes a supporting statement to its shareholders designating the portion of the distributions of the regulated investment company attributable to interest on direct obligations of the United States government. In the absence of such a supporting statement, the amount of the dividends attributable to interest on direct obligations of the United States government will not be deductible from federal taxable income in calculating North Carolina taxable income. The Department of Revenue also has informed us that they will treat interest on direct obligations of agencies and possessions of the United States in a similar manner, and that the portion of the dividends of a regulated investment company attributable to interest on direct obligations of agencies and possessions of the United States may be deducted from federal taxable income in calculating North Carolina taxable income so long as the regulated investment company furnishes a supporting statement to its shareholders designating the portion of the distributions of the regulated investment company attributable to direct obligations of agencies and possessions of the United States.

         Under N.C.G.S. Section 105-134.6(c)(1), there is to be added to federal taxable income in calculating North Carolina taxable income, to the extent not included in federal gross income, interest upon the obligations of states (other than the State of North Carolina) and their political subdivisions, and the North Carolina Department of Revenue takes the position in the memorandum dated October 4, 1989 that this add-back adjustment must be made in determining the North Carolina taxable income of shareholders of a regulated investment company receiving distributions attributable to such sources.

         Therefore, distributions from the Series will not be taxable to the shareholders for North Carolina income tax purposes so long as (A) either (i) the distributions qualify as exempt-interest dividends for federal income tax purposes and are attributable to interest on obligations of the State of North Carolina and its political subdivisions or (ii) the distributions are dividends which represent interest on direct obligations of the United States government and agencies and possessions of the United States, and (B) in both cases, the Series furnishes the shareholders a supporting statement designating the portion of the dividend distributions of the Series attributable to interest received by the Series on obligations of the State of North Carolina and its political subdivisions and direct obligations of the United States and its agencies and possessions. Distributions attributable to interest on obligations of states other than North Carolina and their political subdivisions will be taxable for North Carolina income tax purposes and, under N.C.G.S. Section 105-134.6(c)(1), the amount of any exempt-interest dividend distributions of the Series for federal income tax purposes which are attributable to interest on the obligations of states other than North Carolina and the political subdivisions of such states must be added back in determining North Carolina taxable income. Distributions attributable to capital gains and other sources which are taxable for federal income tax purposes also will be taxable for North Carolina income tax purposes.

         Except as otherwise stated herein, we have not verified the facts and representations underlying this opinion and should any of such facts or representations fail to be true in whole or in part, this could have the effect of changing our opinion in whole or in part. Moreover, this opinion is based on current North Carolina law as set forth in the statutes and certain administrative positions of the North Carolina Department of Revenue and any change in such law or positions could have the effect of changing our opinion in whole or in part. Members of this firm are members of the Bar of the State of North Carolina and do not express any opinion as to any laws other than the law of the State of North Carolina.


                                        Very truly yours,

                                        HORACK, TALLEY, PHARR & LOWNDES

                                        /s/ Stephen L. Smith

                                        Stephen L. Smith